UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2011

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 18, 2011, Constitution Mining Corp., a Delaware corporation (the “Company”), entered into an Agreement (the “Agreement”) with Swiss Mining S.A., a limited liability company organized and incorporated under the laws of Perú (“Swiss Mining”).  Pursuant to the Agreement, Swiss Mining will carry out a test mining operation on the MIKA 2 concession located in the Peruvian Province of Datem del Marañon, District of Manseriche (the “MIKA 2 Concession”).  The area encompassing the MIKA 2 concession is the 2.5 square kilometer grid that was the subject of the Company’s Phase II drilling campaign.

Swiss Mining will be responsible and liable for all work, services, labor, materials, equipment, supplies and other related costs necessary to implement the test mining operation.  The costs related to this test mining operation, which is expected to involve the processing of approximately 150,000 cubic meters of placer material, are anticipated to be approximately US $425,000.  The parties have agreed to an allocation of revenues, if any, from the sale or other disposition of ores, concentrates or minerals produced from the MIKA 2 concession (“Net Returns”) equal to thirty percent (30%) to the Company and seventy percent (70%) to Swiss Mining until the agreed upon costs of US $425,000 are fully covered.  Thereafter, any Net Returns beyond this cost recovery shall be divided equally between the two parties, on a 50/50 basis.  Notwithstanding the foregoing, the parties have agreed to negotiate a different allocation of Net Returns so long as Swiss Mining has not recovered its costs of US $425,000 should the price of gold drop below US $1300 per ounce or increase above $1500 per ounce for at least 5 consecutive business days.

The Company anticipates that the test mining operation will commence in the next four to six weeks and continue for a duration of six months.  Under the terms of the Agreement, the Company has the right to monitor, at its own expense, all activities performed by Swiss Mining or its subcontractors under this Agreement including, but not be limited to, the right to make site inspections at any time, to bring experts and consultants onsite to examine or evaluate work in progress or completed work, to examine the books, ledgers, documents, papers, and records pertinent to this Agreement and to observe personnel in every phase of their performance of the related work.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

On January 20, 2011, the Company issued a press release announcing the signing of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of January 18, 2011, made among Swiss Mining S.A. and Constitution Mining Corp.

99.1	Press Release issued by Constitution Mining Corp. on January 20, 2011.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer
Date:    January 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of January 18, 2011, made among Swiss Mining S.A. and Constitution Mining Corp.

99.1	Press Release issued by Constitution Mining Corp. on January 20, 2011.